SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 2, 2007 (March 1, 2007)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-459-3553

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On March 1, 2007, Steel Dynamics, Inc. issued the following press releases:

1.               “Steel Dynamics Announces Engineered Bar Mill Investment,” announcing the plans to increase capacity at one of its steel manufacturing facilities for an investment of approximately $35 million during 2007.  The full text of the press release is furnished herewith and attached hereto as Exhibit 99.1.

2.               “Steel Dynamics Board Approves New Mesabi Nugget Initiative,” announcing the approval of its board of directors to construct and operate a $235 million iron-making facility in participation with Kobe Steel.  The full text of the press release is furnished herewith and attached hereto as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits

( c )         Exhibits.

Exhibit Number	Description
99.1	A press release dated March 1, 2007 titled “Steel Dynamics Announces Engineered Bar Mill Investment.”

99.2	A press release dated March 1, 2007 titled “Steel Dynamics Board Approves New Mesabi Nugget Initiative.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

Date: March 2, 2007	By:	/s/ Gary Heasley
Gary Heasley
Title: Vice President & Chief Financial Officer